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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             IBERIABANK CORPORATION
             (Exact name of Registrant as specified in its charter)

           Louisiana                                          72-1280718
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                          Identification Number)


                          1101 East Admiral Doyle Drive
                           New Iberia, Louisiana 70560
                                  337-365-2361
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)


             IBERIABANK CORPORATION 2001 INCENTIVE COMPENSATION PLAN
                            (Full title of the Plan)


                                  Daryl G. Byrd
                          1101 East Admiral Doyle Drive
                        New Iberia, Louisiana 70560-6301
                                  337-365-2361
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:
                             Anthony J. Correro, III
            Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P.
                        201 St. Charles Ave., 46th Floor
                        New Orleans, Louisiana 70170-4600
                                 (504) 586-5253


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                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                     Proposed                 Proposed
     Title of                                        maximum                  maximum
 securities to be            Amount to be         offering price         aggregate offering            Amount of
    registered               registered(1)          per share                  price                registration fee
--------------------------------------------------------------------------------------------------------------------
Common Stock,
$1.00 par value                110,050              $  25.81(2)           $  2,840,390.50           $  710.10
--------------------------------------------------------------------------------------------------------------------

Common Stock,
$1.00 par value                389,950              $  27.75(3)           $ 10,821,112.50           $ 2705.28
====================================================================================================================

(1) Upon a recapitalization stock split, stock dividend, combination of shares or similar transaction in the future and during the effectiveness of this Registration Statement involving the Common Stock, $1.00 par value per share, of the Company, the number of shares thereof registered shall be adjusted in order to provide participants with the same relative rights before and after such adjustment in accordance with Rule 416(a) under the Securities Act of 1933.

(2) Computed in accordance with Rule 457(h), calculated based upon the price at which currently outstanding options are exercisable.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based on the average of the high and low selling prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation, National Market on June 28, 2001.

                                   ----------



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                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by IBERIABANK Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

(a) The Company's Form 10-K dated March 30, 2001, filed pursuant to the Securities Exchange Act of 1934 (the "1934 Act").

(b) The Company's quarterly report on Form 10-Q for the quarter ending March 31, 2001, filed pursuant to the 1934 Act.

(c) The earnings reports contained in the Company's Forms 8-K dated January 24, 2001 and April 11, 2001, filed with the Commission pursuant to
         Section 13 or 15(d) of the 1934 Act.

         All reports filed by the Company with the Commission, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the Commission, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 83 of the Louisiana Business Corporation Law (the "statute") gives Louisiana corporations broad powers to indemnify their present and former directors, officers, agents and employees and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are, or might be, made parties by reason of being, or having been, such directors, officers, agents or employees; subject to specific conditions and exclusions gives a director, officer, agent or employee who successfully defends an action the right to be so indemnified, and in some cases permits even those who unsuccessfully defend actions to be so



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indemnified; and authorizes Louisiana corporations to buy liability insurance on behalf of any current or former director, officer, agent or employee. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, authorization of shareholders or otherwise.

         In accordance with the statute, Article 8 of the Company's Articles of Incorporation provides as follows:

         Article 8. Personal Liability, Indemnification, Advancement of Expenses and Other Rights of Officers, Directors, Employees and Agents.

         A. Personal Liability of Directors and Officers. A director or officer of the corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director or officer except to the extent that by law a director's or officer's liability for monetary damages may not be limited.

         B. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Louisiana law.

         C. Advancement of Expenses. Reasonable expenses incurred by an officer, director, employee or agent of the Corporation in defending an action, suit or proceeding described in Section B of this Article 8 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if authorized by the board of directors (without regard to whether participating members thereof are parties to such action, suit or proceeding), upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

         D. Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, insurance or other agreement, vote of stockholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof) or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.



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         E. Insurance. The Corporation shall have the power to purchase and maintain insurance or other similar arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, against any liability asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
Article 8.

         F. Security Fund; Indemnity Agreements. By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or other fund or form of self-insurance arrangement of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this
Article 8.

         G. Modification. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article 8 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 8, and no amendment or termination of any trust or other fund or form of self-insurance arrangement created pursuant to Section F of this Article 8, shall alter to the detriment of such person the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

         H. Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision of this Article 8, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.


                  The foregoing discussion of the Company's Articles of Incorporation and of the statute is not intended to be exhaustive and is qualified in its entirety by such Articles of Incorporation and the statute, respectively.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.



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Item 8. EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement:

EXHIBIT NO.                IDENTIFICATION OF EXHIBIT

5                          Opinion Regarding Legality

23.1                       Consent of Counsel (included in Exhibit 5)

23.2                       Consent of Castaing, Hussey & Lolan, LLC

24 Power of Attorney (contained in the signature page to this registration statement)

99 IBERIABANK Corporation 2001 Incentive Compensation Plan (previously filed as an exhibit to the Company's Definitive Proxy Statement filed with the Commission April 18, 2001, and incorporated herein by reference thereto)

Item 9. UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)     To include any prospectus required
                         by Section 10(a)(3) of the Securities Act of 1933;

                                    (ii)    To reflect in the prospectus any
                         facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (iii)   To include any material information
                         with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering



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                         of such securities at that time shall be deemed to be
                         the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Iberia, State of Louisiana, on June 19, 2001.

                                     IBERIABANK Corporation


                                     By: /s/ DARYL G. BYRD
                                        --------------------------------------
                                        Daryl G. Byrd
                                        President and Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that such person whose signature appears immediately below constitutes and appoints Daryl G. Byrd, Marilyn W. Burch and Donald P. Lee, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 19, 2001.


Signature                                               Title
---------                                               -----
 /s/ DARYL G. BYRD
-----------------------------       Chief Executive Officer, President and Director
Daryl G. Byrd                               (Principal Executive Officer)


 /s/ MARILYN W. BURCH
-----------------------------       Executive Vice President and Chief Financial
Marilyn W. Burch                    Officer (Principal Financial and Accounting
                                    Officer)


 /s/ WILLIAM H. FENSTERMAKER
-----------------------------       Chairman of the Board
William H. Fenstermaker



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 /s/ ELAINE D. ABELL
-----------------------------       Director
Elaine D. Abell


 /s/ HARRY V. BARTON, JR.
-----------------------------       Director
Harry V. Barton, Jr.


 /s/ ERNEST P. BREAUX, JR.
-----------------------------       Director
Ernest P. Breaux, Jr.


 /s/ CECIL C. BROUSSARD
-----------------------------       Director
Cecil C. Broussard


 /s/ RICHARD F. HEBERT
-----------------------------       Director
Richard F. Hebert


 /s/ LARREY G. MOUTON
-----------------------------       Director
Larrey G. Mouton


 /s/ E. STEWART SHEA, III
-----------------------------       Director
E. Stewart Shea, III



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                                 EXHIBIT INDEX


EXHIBIT
NUMBER              DESCRIPTION
-------             -----------
   5                Opinion Regarding Legality

  23.1              Consent of Counsel (included in Exhibit 5)

  23.2              Consent of Castaing, Hussey & Lolan, LLC



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